UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 5, 2008

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2002 Papa Johns Boulevard
Louisville, Kentucky 40299-2367
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01  Other Events

On June 6, 2008, Nigel Travis, President and Chief Executive Officer of Papa John’s International, Inc. (the “Company”), adopted a pre-arranged stock trading plan in order to increase his personal financial flexibility while complying with Company holding period requirements.  Under the terms of Mr. Travis’s employment agreement with the Company, he is required to hold shares issued upon his exercise of stock options, net of payment of the option exercise price and applicable taxes, commissions and fees, for a period of at least three months following the option exercise.  Under Mr. Travis’s trading plan, which includes predetermined criteria and limitations, he intends to exercise options to purchase up to 462,920 shares of stock from the Company over a period of approximately six months, commencing not sooner than June 30, 2008, and to sell the number of shares necessary to pay the option price and applicable taxes, trading commissions and fees, and also to sell up to 10,500 additional shares.  Shares will be sold under the plan on the open market at prevailing market prices, subject to certain minimum price thresholds.  The trading plan is scheduled to terminate on December 31, 2008, unless it terminates sooner under plan provisions.

On June 5, 2008, J. David Flanery, the Chief Financial Officer of the Company, also adopted a pre-arranged stock trading plan. Under Mr. Flanery’s trading plan, which includes predetermined criteria and limitations, he intends to exercise stock options to purchase, and to sell, up to 30,000 shares of stock from the Company, commencing not sooner than June 19, 2008.  Shares will be sold under the plan on the open market at prevailing market prices, subject to certain minimum price thresholds.  The trading plan is scheduled to terminate on June 30, 2009, unless it terminates sooner under plan provisions.

Mr. Travis and Mr. Flanery adopted the trading plans under guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934.  Rule 10b5-1 permits persons who do not have material, nonpublic information about a company to establish pre-arranged plans to buy or sell securities of that company.  All transactions under Mr. Travis’ and Mr. Flanery’s  trading plans will be disclosed publicly as required through filings with the Securities and Exchange Commission.

The Company has previously disclosed that  certain Company officers or directors have implemented trading plans under Rule 10b5-1.  Except as may be required by law, the Company does not undertake to report stock trading plans entered into by any Company officer or director, nor to report modifications, terminations, transactions or other activities under any publicly announced trading plan or a trading plan of any officer or director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date:	June 11, 2008	/s/ J. David Flanery
J. David Flanery
Senior Vice President and
Chief Financial Officer